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                                                                   Exhibit 10.23

                             SPECIAL RETIREMENT PLAN
                 OF CSX CORPORATION AND AFFILIATED CORPORATIONS

                      As Amended through February 14, 2001

                                TABLE OF CONTENTS

Section I -      INTRODUCTION ........................................    1

Section II -     PARTICIPATION .......................................    2

Section III -    CREDITABLE SERVICE ..................................    2

Section IV -     COMPENSATION AND AVERAGE COMPENSATION ...............    3

Section V -      SPECIAL RETIREMENT ALLOWANCES .......................    3

Section VI -     FUNDING METHOD ......................................    5

Section VII -    ADMINISTRATION OF SPECIAL PLAN ......................    6

Section VIII -   MODIFICATION, AMENDMENT AND TERMINATION .............    7

Section IX -     NON-ALIENATION OF BENEFITS ..........................    8

Section X -      MISCELLANEOUS PROVISIONS ............................    8

Section XI -     CHANGE OF CONTROL ...................................    8

Section XII -    CONSTRUCTION ........................................   11

APPENDIX I   PARTICIPANTS GRANTED ADDITIONAL
                 CREDITABLE SERVICE PURSUANT TO SECTION V(4)(b)

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                             Special Retirement Plan
                             -----------------------

                 of CSX Corporation and Affiliated Corporations
                 ----------------------------------------------

                     As Amended and Restated January 1, 1995
                       (As Amended through June 27, 2000)

Section I - INTRODUCTION
------------------------

     1. The purpose of this retirement plan, hereinafter called the "Special Plan," is to provide an incentive for corporate officers comprising a select group of management or highly compensated employees to exert maximum efforts for the Company's success and to remain in the service of the Company until retirement.

     2. The Special Plan as provided herein was originally effective as of March 1, 1983, and supersedes the Employees' Special Pension Plan of The Chesapeake and Ohio Railway Company and the Plan for Additional Annuities for Qualifying Members under the Supplemental Pension Plan of The Baltimore and Ohio Railroad Company, hereinafter called the "Former Plans."

     3. The "Company" as used herein means CSX Corporation and such other of its affiliated corporations as shall adopt this Special Plan with the approval of the Compensation Committee and by action of their boards of directors for the benefit of corporate officers who are covered or may become covered by the Special Plan.

     4. The term "Compensation Committee" means the Compensation Committee of the Board of Directors of CSX Corporation (the "Board of Directors").

     5. "Benefits Trust Committee" means the committee created pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust Agreement ("The Benefits Assurance Trust").

     6. The Company's "Independent Accountant" means an independent accountant or actuary engaged by the Company and, if selected or changed following a Change of Control, approved by the Benefits Trust Committee.

     7. The incentives under the Special Plan shall consist of special retirement allowances provided by the Company at retirement to certain employees, hereinafter referred to as "Participants," who shall participate as provided herein (eligibility for participation is set forth in Section II).

     8. "Cause," as to any Participant, means (i) an act or acts of personal dishonesty of the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its affiliates; (ii) a violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant's part and which is not remedied in a reasonable period of time after receipt of written notice from the Participant's employer; or (iii) the conviction of the Participant of a felony involving moral turpitude.

     9. "Good Reason," as to any Participant, means (i) the Participant's compensation or employment related benefits are reduced (other than across-the-board reductions that affect management employees generally); (ii) the Participant's status, title(s), office(s), working conditions, or management responsibilities are diminished (other than changes in reporting or management responsibilities required by applicable federal or state law); or (iii) the location of Participant's place of employment is changed by more than 30 miles without the Participant's consent.

     10. The Special Plan shall, where appropriate, refer to and have meanings consistent with all of the relevant terms of any other regularly maintained pension plan which currently provides or did provide immediately prior to March 1, 1983, retirement benefits for non-contract employees of the Company and is or was maintained by CSX Corporation or any of its affiliated corporations whose officers participate in the Special Plan. Such existing regularly

                                        1

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maintained pension plans which provided benefits immediately prior to March 1,
1983 for employees of the Company, and covered periods of service granted in subsections 4(a) and 4(b) of Section V, or those which may be established hereafter, as amended from time to time, shall be referred to herein as the "Pension Plans." Accordingly, regardless of formal differences which may exist between the Special Plan and the Pension Plans in the use of terminology, the definitions and principles which are set forth in the Pension Plans with respect to compensation, average compensation, credited service, and similar terms shall be applied and construed hereunder in a manner consistent with the purposes of the Special Plan and the Pension Plans. In any instance in which the male gender is used herein, it shall also include persons of the female gender in appropriate circumstances.

Section II - PARTICIPATION
--------------------------

     1. Every person who was a Participant in the Former Plans as in effect immediately prior to March 1, 1983, shall continue as a Participant in the Special Plan on and after such date for the purpose of any applicable provisions hereof.

     2. On and after March 1, 1983, Participants shall include any employees who participate in the Pension Plans and who are entitled to benefits provided under Section V, Subsection 8 hereof; provided, however, that the only benefit that such employees shall be eligible to receive under this Special Plan shall be the benefit provided in accordance with such Subsection unless they are otherwise entitled to benefits under other provisions of this Special Plan.

     3. On and after March 1, 1983, additional persons eligible to be Participants shall be those specified in Section V, Subsection 4(c).

Section III - CREDITABLE SERVICE
--------------------------------

     1. Creditable service under the Special Plan shall have the same meaning and apply in the same manner as creditable service under the Pension Plans, except that it shall also include any additional creditable service which may have been or which may be granted to a Participant in accordance with the provisions of Section V, Subsections 3 and 4. Provided, however, notwithstanding any provisions of the Pension Plans to the contrary, a Participant in the Special Plan who is in the employ of the Company and who does not receive compensation in any calendar month due to amounts deferred under the Company's Deferred Compensation Program, Supplementary Savings and Incentive Award Deferral Plan, and any other amounts of compensation deferred under any other arrangement approved by the Compensation Committee nevertheless shall receive creditable service under the Special Plan.

     2. Notwithstanding any other provisions of this Special Plan or the Pensions Plans to the contrary, effective January 1, 1989:

     (a) Prior to January 1, 1992, a Participant must have been continuously employed by the Company for a period of not less than 10 years to become entitled upon retirement to receive payment of a special retirement allowance from this Special Plan in respect of any additional creditable service, pension supplement, pension or benefit granted under Section V, Subsections 3(a) or 3(b) of this Special Plan. After December 31, 1991, this Subsection (a) shall only apply to
          Section V, Subsection 3(b); and,

     (b) Prior to January 1, 1992, a Participant must have been continuously employed by the Company for a period of not less than 5 years to become entitled to receive payment of a special retirement allowance from this Special Plan in respect of any additional creditable service granted under Section V, Subsection 4(d), of this Special Plan; provided, however, a person who has already attained age 60 when he first becomes employed by the Company, and who also becomes and continuously remains a Participant from his first date of employment until attainment of age 65, shall become entitled upon retirement to receive payment of a special retirement allowance from this Special Plan in respect of any additional creditable service granted under
          Section V, Subsection 4(d) of this Special Plan; and

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

     (c) After December 31, 1991, a Participant must have been continuously employed by the Company for a period of not less than 10 years and must have attained age 55 to become entitled to receive a special retirement allowance from this Special Plan in respect to any additional creditable service accrued after December 31, 1991, granted under Section V, Subsection 4(d), of this Special Plan or a pension or benefit granted after December 31, 1991 under Section V, Subsection 3(a) of this Special Plan; provided, however, a Participant who has at least 5 years of continuous service and who dies while actively employed shall be entitled to the additional creditable service accrued after December 31, 1991; and, provided further, a Participant who terminates employment because of a Divisive Transaction or a workforce downsizing or with the consent of the Chief Executive Officer of CSX Corporation ("Chief Executive Officer") prior to age 55 with 10 years of continuous service shall be entitled to the additional creditable service accrued after December 31, 1991. For purposes of this Section III, Subsection 2(c), "Divisive Transaction" shall mean a transaction in which the Participant's employer ceases to be a subsidiary of CSX Corporation or there is a sale of substantially all of the assets of the subsidiary.

     (d) Prior to a Change of Control, in no event shall a Participant be eligible to receive a payment in respect of any benefits granted under
          Section V, Subsections 3(a), 3(b) or 4(d) of this Special Plan before such date as the Participant attains the earliest retirement age specified in the particular Pension Plan in which the Participant also participates, unless an earlier payment from the Special Plan is specifically authorized by the Compensation Committee. The Compensation Committee shall have full authority and sole discretion to interpret and administer the foregoing rules, and any decision made by the Compensation Committee shall be final and binding. Following a Change of Control, the same rules apply except that the Benefits Trust Committee shall have full authority and sole discretion to interpret and administer the foregoing rules. Any such decision made by the Benefits Trust Committee shall be final and binding.

     (e) In the event of a Change of Control, as defined in Section XI, the age 55 and length of service requirements contained in Section III, Subsection (2)(c), shall be waived for those Participants who are employed by the Company at the time of the Change of Control.

Section IV - COMPENSATION AND AVERAGE COMPENSATION
--------------------------------------------------

     Compensation and average compensation under the Special Plan shall have the same meanings and apply in the same manner as those terms do under the Pension Plans, except as provided in Section V, Subsection 3(b); provided, however, that amounts deferred under the Company's Deferred Compensation Program, Supplementary Savings and Incentive Award Deferral Plan, and any other amounts of compensation deferred under any other arrangement approved by the Compensation Committee shall be included in the determination of compensation and average compensation; and further provided, that compensation and average compensation hereunder shall not be limited to the amount of $150,000, or such other amount as adjusted by regulation, as imposed by Sections 401(a)(17) and 415(d) of the Internal Revenue Code.

Section V - SPECIAL RETIREMENT ALLOWANCES
-----------------------------------------

     1. All of the provisions, conditions, and requirements set forth in the Pension Plans with respect to the granting and payment of retirement benefits thereunder shall be equally applicable to the granting of the special retirement allowances hereunder to Participants in the Special Plan and to the payment thereof from the Company's general assets or from the Benefits Assurance Trust. Except as otherwise may be provided in this Special Plan, whenever a Participant's rights under the Special Plan are to be determined, appropriate reference shall be made to the particular Pension Plan in which such person is also a participant. Notwithstanding the preceding sentence, if a special retirement allowance under the Special Plan shall be paid to a surviving spouse in conformance with the provisions of the Pension Plans, the final installment payment hereunder shall be made only to the estate of such surviving spouse and shall not be otherwise paid, regardless of any different provision for such payment which may be prescribed in the Pension Plans.

     2. All special retirement allowances being paid on March 1, 1983, under the Former Plans as they existed immediately prior to such date shall be continued and be paid hereunder, and, persons participating under the Former Plans shall continue to participate hereunder in accordance with the terms and conditions of the Former Plans and any applicable provisions of this Special Plan.

     3. The Compensation Committee, upon the recommendation of the Chief Executive Officer, may grant to an officer of the Company the following benefits under the Special Plan:

     (a) Additional creditable service, pensions or benefits hereunder other than as provided in the Pension Plan, in recognition of previous service deemed to be of special value to the Company.

     (b) A pension supplement hereunder in a particular instance as determined by the Compensation Committee, to be calculated on the basis of specific instructions which may depart only for such purpose from any of the terms, conditions or requirements of the Pension Plans, notwithstanding the provisions of Section I, Subsection 5, and Section V, Subsection 1, hereof.

     4. The following additional creditable service under the Special Plan shall be granted by the Company at retirement under the Pension Plans:

     (a) To those Participants of the "Former Plans," creditable service equal to that accrued under Section V, Subsection 4 of The Employees' Special Plan of The Chesapeake and Ohio Railway Company or under paragraphs 1, 2 and 3 of the Plan for Additional Annuities for Qualifying Members Under the Supplemental Pension Plan of the Baltimore and Ohio Railroad Company, provided that, effective upon a Participant's retirement on or after March 1, 1983, creditable service under the Special Plan and Pension Plans shall not exceed 44 years.

     (b) To those Participants in the Special Plan who are listed in Appendix I, and who are also participants in the Pension Plans, additional creditable service under the Special Plan will be granted as indicated for each individual as shown in Appendix I, provided that additional creditable service under the Special Plan and credited service under the Pension Plans at retirement shall not exceed 44 years.

     (c) On and after March 1, 1983, new admissions into the class of persons who may become Participants in the Special Plan to receive additional creditable service hereunder shall only include participants in the Pension Plans who are appointed by the Chief Executive Officer or his designee.

     (d) In addition to the additional creditable service granted to Participants under (a) or (b) above, beginning March 1, 1983, one year of additional creditable service shall be granted for each year of actual service (with allowances for months less than twelve) between ages 45 and 65 during which a person is a Participant. Those who become qualified as provided in (c) above shall have one year of additional credited service granted, beginning no earlier than the date they are both a Participant and at least age 45, for each year of actual service (with allowances made for months less than twelve) during which they remain a Participant, but only up to age 65. Additional creditable service granted under the Special Plan shall be combined with credited service under the Pension Plan (but only if credited service under the Pension Plans does not exceed 44 years), to result in total credited service and additional creditable service under the Pension Plans and the Special Plan which shall not exceed a maximum of 44 years. The position, compensation, and other conditions upon which a non-contract employee's participation herein is based shall be determined from time to time in the absolute discretion of the Compensation Committee. Effective December 31, 1993, there shall be no new admissions into the class of persons who may receive additional benefits pursuant to this subsection 4(d); provided, however, the Chief Executive Officer may, by express agreement, offer the additional benefits pursuant to this subsection 4(d) to selected individuals.

     (e) Anything to the contrary notwithstanding, any Participant in the Special Plan receiving additional creditable service under this Subsection 4, and whose responsibilities and compensation are reduced, may, in the discretion of the Compensation Committee or the Chief Executive Officer, cease to receive any further additional creditable service hereunder.

     (f) A Participant's accrual of additional creditable service as provided herein shall not be subject to termination except as provided in subparagraph (e) above, or upon retirement or termination of employment.

     (g) Prior to January 1, 1992, a Participant who receives benefits under a Salary Continuance and Long-Term Disability Plan of the Company shall continue to accrue additional creditable service hereunder subject to the same rules that are applicable in such instances under the Pension Plans.

     (h) It is the intent of this Section V that, for the purpose of the Special Plan, the additional creditable service provided hereunder when added to credited service under the Pension Plans or otherwise, shall not in any case exceed 44 years in the aggregate.

     (i)  To those Participants who become qualified as provided in (a), (b) or
          (c) above, a special retirement allowance shall be payable under the Special Plan to such Participants or their surviving spouses equal to any amount due under the Pension Plans which is not paid in full under the Pension Plans.

     (j) Notwithstanding the preceding, following a Change of Control, any additional service or benefits granted under Article V, Subsection 4 shall be subject to the approval of the Benefits Trust Committee.

     5. The Company shall accrue and pay under this Special Plan as an additional supplemental benefit any annual pension benefits that would have been payable under the Pension Plans as in effect on September 1, 1974, or thereafter, if Sections 415(b) and 401(a)(17) of the Internal Revenue Code, and any other relevant provisions of law that impose limitations or have the effect of limiting the accrual of benefits under the Pension Plans, had not been enacted into law, unless such additional supplemental benefit is provided by the Company through another plan created for that purpose.

     6. The Company shall accrue reserves to the credit of the Special Plan in advance to cover the costs of any additional creditable service, pensions or benefits granted under Subsections 3 and 4 hereof, and such pensions or benefits or special retirement allowances reflecting such credit shall be paid under the Special Plan. Where additional creditable service is granted, upon retirement in accordance with the provisions of the Pension Plans, the Participant shall receive a special retirement allowance equal to the difference between the retirement allowance computed under the Pension Plans and the amount which would be payable if the additional credit granted hereunder had been included with the actual credited service in the computation of the retirement allowance payable under the Pension Plans. Where a pension or other benefit is granted to a Participant, such pension or benefit shall be payable as a special retirement allowance from the Special Plan.

     7. Notwithstanding any other provision of this Special Plan to the contrary, the Chief Executive Officer of the Company (the "CEO") may designate certain senior executives of the Company or its affiliates as eligible to elect, prior to the commencement of their retirement benefits under the Company's qualified pension plan, to receive (or for a beneficiary to receive in the event of the executive's death) the actuarial present value of their benefits under this Special Plan in a lump sum. Such election shall be made in accordance with rules established by the Plan Administrator and shall not be effective until six months after it is made. An election may be changed at any time prior to commencement of retirement benefits, but such change shall not be effective until six months after it is made. For purposes of this subsection 7, "actuarial present value" shall be determined as of the date of the payment of the benefit using the UP 1994 Mortality Table, set back one year, and a discount rate of 5%, or other such rate as the Compensation Committee may establish from time to time. A Participant as to whom a lump sum distribution has been elected may also elect to lock in, by notifying the Plan Administrator in writing, the applicable discount rate for three calendar years beyond the year in which the election to do so is made (or such longer or extended period as the CEO may from time to time approve). At least six (6) months advance notice will be provided with respect to any proposed change in the manner or basis in which the discount rate to be used to calculate lump sums is determined. Further, in the event of a Change of Control, the Benefits Trust Committee shall assume all responsibilities of the CEO and the Chairman of the Compensation Committee under this subsection.

     8. The Company shall accrue and pay under this Special Plan any annual pension benefit which otherwise would have been payable under the Pension Plans but for the Participant's deferral of compensation under the Company's Deferred Compensation Program, Supplementary Savings and Incentive Award Deferral Plan, or under any other deferred compensation arrangement approved by the Compensation Committee.

     9. The obligations of the Company or any of its affiliated corporations and the benefit due any Participant, surviving spouse or beneficiary under this Plan shall be reduced by any amount received in regard thereto under the Benefits Assurance Trust or any similar trust or other vehicle.

Section VI - FUNDING METHOD
---------------------------

     1. The benefits provided under the Special Plan shall be financed by the Company and no contribution shall be required of Participants. The Company shall accrue reserves on its books as follows:

     (a) As of March 1, 1983, an amount shall be calculated with respect to the Former Plans which shall be the actuarially determined present value as of that date of all special retirement allowances payable under the Former Plans and, under a schedule approved by the Company's Independent Accountant, the reserve previously accrued will be adjusted.

     (b) As of March 1, 1983, the actuarially determined present value as of that date of all special retirement allowances payable under Section V, Subsection 4(b) shall be calculated and, under a schedule approved by the Company's Independent Accountant, a reserve equal to that amount established.

     (c) During the year 1983, there shall be accrued the amount required to allow regular interest on the adjusted reserve provided in (a) and (b) above. Each year thereafter there shall be accrued the amount required to allow regular interest on the average reserves standing to the credit of the Special Plan during the preceding year.

     (d) Each year the reserves shall be adjusted to reflect the payment of special retirement allowances during the year.

     (e) Such additional reserves shall be accrued from time to time as may be required in accordance with Section V, Subsections 3 and 4, on account of grants thereunder made after March 1, 1983.

     (f) There shall be accrued from time to time, as required, additional reserves on account of benefits pursuant to Section V, Subsection 6.

     (g) At such times as the Plan Administrator shall recommend, the reserves accrued to the credit of the Special Plan shall be adjusted on the basis of actuarial valuations to reflect the experience under the Special Plan, or amendments thereto, or changes in the rate of regular interest, or any other actuarial assumptions.

     2. The Company shall provide all funds required for the administration expenses of the Special Plan.

     3. The Company has established the CSX Corporation and Affiliated Companies Benefits Assurance Trust ("Trust"). Except as provided in Section XI, the Company is not obligated to make any contribution to the Trust.

     4. The Special Plan is intended to be unfunded for tax purposes and for purposes of Title I of ERISA. Participants in the Special Plan have the status of general unsecured creditors of the Company, and the Special Plan constitutes a mere promise by the participating employer to make benefit payments in the future.

     5. To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Special Plan shall be joint and several.

Section VII - ADMINISTRATION OF SPECIAL PLAN
--------------------------------------------

     1. Prior to a Change of Control, the Plan Administrator for the CSX Pension Plan shall be responsible for the general administration of the Special Plan and for carrying out its provisions.

     2. Following a Change of Control, the Benefits Trust Committee may remove and/or replace the Plan Administrator as to the Special Plan. Additionally, following a Change of Control, any and all benefits determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under this Special Plan shall rest with the Benefits Trust Committee or its delegate in its sole and absolute discretion.

Section VIII - MODIFICATION, AMENDMENT AND TERMINATION
------------------------------------------------------

     1. The Special Plan represents a contractual obligation heretofore entered into by the Company in consideration of services rendered and to be rendered by Participants covered under the Special Plan. Prior to a Change of Control, the Company reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of this Special Plan, or to terminate this Special Plan; provided, however, prior to December 1, 1991, no modification or amendment shall be made to this Special Plan unless there have been modifications or amendments to correlative provisions of the Pension Plans, and any modifications or amendments to this Special Plan shall coincide with the modifications or amendments of the Pension Plans (except nonconforming revisions to administrative provisions shall be permitted); and provided, further, that this Special Plan shall only be terminated if the Pension Plans are terminated, subject to the following limitations:

     (a) In the event any modification or amendment adversely affects the benefits to be received by a retired Participant and the designated surviving spouse of a retired Participant, they shall be entitled to receive for life the special retirement allowance they would have received had the Special Plan not been modified or amended, and each designated surviving spouse of a retired Participant shall become entitled to receive for life the special retirement allowance that such designated surviving spouse would have received had the Special Plan not been modified or amended.

     (b) In the event of the termination of this Special Plan, each retired Participant and designated surviving spouse of a retired Participant shall be entitled to receive for life the special retirement allowance they would have received had the Special Plan not been terminated, and each designated surviving spouse of a retired Participant shall become entitled to receive for life the special retirement allowance that such designated surviving spouse would have received had the Special Plan not been terminated.

     (c) In the event any modification or amendment adversely affects the benefit which an active Participant would have been entitled to receive if such amendment or modification had not been made, such active Participant shall, so long as he remains in the active service of the Company, only continue to accrue creditable service and benefits prospectively in accordance with the provisions of the Special Plan as so modified or amended, unless the Participant shall earlier cease to receive any additional creditable service as provided in Section V, Subsection 4(e).

     (d) In the event this Special Plan is terminated, each active Participant, in consideration of his continued service to the Company until the date of his termination from active employment by retirement or otherwise, shall be entitled to retain his accrued additional service, or pension or benefits as granted hereunder to such Participant, in accordance with the provisions of this Special Plan in effect on the day prior to the date of termination, unless the Participant shall earlier cease to receive any additional creditable service as provided in Section V, Subsection 4(e).

     (e) In lieu of paying special retirement allowances in accordance with the foregoing provisions, the Plan Administrator, at its election, may direct the discharge of all obligations to retired Participants, designated spouses of retired Participants, and active Participants by cash payments of equivalent actuarial value or through the provision of immediate or deferred annuities or other periodic payments of equivalent actuarial value, as it shall in its sole discretion determine, provided that following a Change of Control, the authority to make such decisions shall rest solely with the Benefits Trust Committee.

     2. Following a Change of Control, this Special Plan may not be amended or terminated without the approval of the Benefits Trust Committee.

Section IX - NON-ALIENATION OF BENEFITS
---------------------------------------

     1. No benefit under the Special Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void, except as specifically provided in the Special Plan, nor shall any benefit be in any manner liable for or subject to the debt, contracts, liabilities, engagements, or torts of the person entitled to such benefit; and in the event that the Plan Administrator shall find that any active or retired Participant or designated spouse or spouse under the Special Plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any of his benefits under the Special Plan, except as specifically provided in the Special Plan, then such benefits shall cease to accrue and shall be determined, and in that event, the Plan Administrator shall hold or apply the same to or for the benefit of such active or retired Participant or spouse, in such manner as the Plan Administrator may deem proper.

     2. Notwithstanding the preceding, following a Change of Control, the Plan Administrator shall not implement such action without the consent of the Benefits Trust Committee.

Section X - MISCELLANEOUS PROVISIONS
------------------------------------

     1. Anything in the Special Plan to the contrary notwithstanding, prior to a Change of Control, if the Plan Administrator finds that any retired Participant or spouse is engaged in acts detrimental to the Company or is engaged or employed in any occupation which is in competition with the Company, and if after due notice such retired Participant or spouse continues to be so engaged or employed, the Plan Administrator shall suspend the special retirement allowance of such person, which suspension shall continue until removed by notice from the Plan Administrator; provided, however, that if such suspension has continued for one year, the Plan Administrator shall forthwith cancel such Participant's or spouse's special retirement allowance. Furthermore, if the Plan Administrator finds that any Participant has been discharged for having performed acts detrimental to the Company, then regardless of any other provision in the Special Plan, no benefit shall be payable to or on account of any such Participant's coverage under this Special Plan. Notwithstanding the preceding, following a Change of Control, the Plan Administrator shall not implement such action or make such determination without the consent of the Benefits Trust Committee.

     2. The establishment of the Special Plan shall not be construed as conferring any legal rights upon any employee for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Special Plan.

Section XI - CHANGE OF CONTROL
------------------------------

     1. If a Change of Control has occurred, the Company shall contribute to the Trust within 7 days of such Change of Control, a lump sum contribution equal to the greatest of:

     (a) the aggregate value of the amount each Participant would be eligible to receive, under subsection (2) below, but calculated with respect to the date of the Change of Control, rather than the date of the applicable Distribution Event (if different);

     (b) the present value of accumulated Plan benefits based on the assumptions the Company's independent actuary deems reasonable for this purpose, as of a Valuation Date, as defined in subsection (7), below, coinciding with or next preceding the date of Change of Control, to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section XI shall be determined by the Company's independent actuaries. Thereafter, the Company's independent actuaries shall annually determine as of a Valuation Date for each Participant who has not yet received a lump sum payment pursuant to subsection
          (2), below, the greater of:

          (i)  the amount such Participant would have received under subsection
               (2), but calculated with respect to the Change of Control, rather than the date of the applicable Distribution Event (if different), had such Participant not made the election under subsection (3), below, if applicable; and

          (ii) the present value of accumulated benefits based on assumptions the actuary deems reasonable for this purpose. To the extent that the value of the assets held in the Trust relating to this Special Plan does not equal the amount described in the preceding sentence, at the time of the valuation, the Company shall make a lump sum contribution to the Trust equal to the difference; or

     (c) the amount determined under Section 1(h) of the Benefits Assurance Trust attributable to liabilities relating to this Plan.

     2. In the event a Distribution Event has occurred, the trustee of the Benefits Assurance Trust shall, within 45 days of such Distribution Event, pay to each Participant not making an election under subsection (3), a lump sum payment equal to the actuarial present value of the aggregate special retirement allowance each Participant (or any beneficiary of a Participant) has accrued as of the Valuation Date preceding the date of such Distribution Event pursuant to the terms of Section V of this Special Plan. If a Participant's benefit has not commenced as of such date, such lump sum shall be determined assuming that:

     (a) The Participant's benefit would commence at the earliest date he would qualify for early or normal retirement under the Plan, were his employment with the Company to continue, but in no event earlier than the later of age 55 or the date of such Change on Control.

     (b) The Participant would qualify for an early (or normal) retirement benefit as of the date determined in (a).

     (c) If married, the Participant would receive his benefit under the 50% Joint and Survivor form of payment with the spouse as beneficiary; if not married, the benefit would be payable in the form of a single life annuity.

     "Actuarial present value" shall be determined using the UP 1994 Mortality Table, set back one year, and a discount rate of 5%, or other such rate as the Compensation Committee may establish from time to time, or, where applicable and, if lower, the "lock in rate" elected by a Participant pursuant to Subsection 7 of Section V and in effect. Discount rates producing lower lump sums not in effect for at least six (6) months at the time of a Change of Control shall be disregarded.

     For purposes of this Section XI.2, "Participant" includes a former Participant (i) who resigns within three months after an event constituting Good Reason or (ii) whose employment was terminated without Cause by the Company or a participating employer in this Special Plan, in either case upon or after an event described in Section XI.5(c) or XI.5(d) and prior to the earlier of (x) the consummation of such event, i.e., actual change in ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock (as defined in
Section X.5), and/or assets of CSX Corporation or its principal subsidiary and
(y) a determination by the Board of Directors that such event has been unwound or reversed or is no longer expected to be consummated.

     3. Each Participant may elect in a time and manner determined by the Compensation Committee, but in no event later than December 31, 1996, or the occurrence of a Distribution Event, if earlier, to have amounts and benefits determined and payable under the terms of this Special Plan as if a Distribution Event had not occurred. New Participants in the Plan may elect in a time and manner determined by the Compensation Committee, but in no event later than 90 days after becoming a Participant, to have amounts and benefits determined and payable under the terms of this Special Plan as if a Distribution Event had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Distribution Event shall be invalid.

     4. Notwithstanding anything in this Special Plan to the contrary, each Participant who has made an election under subsection (3), above, may elect within 90 days following a Distribution Event, in a time and manner determined by the Compensation Committee, to receive a lump sum payment calculated under the provisions of subsection (2), above, determined as of the Valuation Date next preceding such payment, except that such amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to the Company by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit under the Special Plan. Payments under this subsection (4) shall be made not later than 7 days following receipt by the Company of the Participant's election. The Compensation Committee shall, no later than 7 days after a Distribution Event has occurred, cause written notification to be given to each Participant eligible to make an election under this subsection (4), that a Distribution Event has occurred and informing such Participant of the availability of the election.

     For purposes of this Section XI.4, "Participant" includes a former Participant (i) who resigns within three months after an event constituting Good Reason or (ii) whose employment was terminated without Cause by the Company or a participating employer in this Special Plan, in either case upon or after an event described in Section XI.5(c) or XI.5(d) and prior to the earlier of (x) the consummation of such event, i.e., actual change in ownership of Outstanding
                                ----
Corporation Common Stock, Outstanding Corporation Voting Stock (as defined in
Section X.5), and/or assets of CSX Corporation or its principal subsidiary and
(y) a determination by the Board of Directors that such event has been unwound or reversed or is no longer expected to be consummated.

     5.   As used in this Plan the term "Change of Control" shall mean:

     (a)  Stock Acquisition. The acquisition, by any individual, entity or group
          -----------------
          [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this
                               --------  -------
          subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section XI(5); or

     (b)  Board Composition. Individuals who, as of the date hereof, constitute
          -----------------
          the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

     (c)  Business Combination. Approval by the shareholders of the Company of a
          --------------------
          reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following
                                                              ------
          such Business Combination:

          (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

          (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

          (iii) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

     (d)  Regulated Business Combination. Approval by the shareholders of the
          ------------------------------
          Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses
                        ------
          (i), (ii) and (iii) of subsection (c) of this Section XI(5); or

     (e)  Liquidation or Dissolution. Approval by the shareholders of the
          --------------------------
          Company of a complete liquidation or dissolution of the Company or its principal subsidiary.

     6. As used in this Supplemental Plan, a "Distribution Event," shall mean any of the events listed in Section XI.5, with the following modification: The words, "Approval by the shareholders of the Corporation of," in the first line of Sections XI.5(c) and XI.5(d) are replaced for purposes of this Section XI.6 with the words, "Consummation of, i.e., actual change in ownership of
                                  ----
Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock, and/or assets of CSX Corporation or its principal subsidiary by reason of ,".

     7. For purposes of this Section XI, the term "Valuation Date" means the last day of each calendar year and such other dates as the Plan Administrator deems necessary or appropriate to value the Participant's benefits under this Special Plan, except that following a Change of Control, the Benefits Trust Committee shall have final approval of any date selected other than the last day of each calendar year.

Section XII - CONSTRUCTION
--------------------------

     The special Plan and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the Commonwealth of Virginia.

                                   APPENDIX I

               PARTICIPANT'S GRANTED ADDITIONAL CREDITABLE SERVICE
                           PURSUANT TO SECTION V(4)(b)